Exhibit 99.1

Contacts

Analysts:	Robert Lentz 614-876-2000	Media:	Deb Strohmaier 740-549-6074

Greif Reports Fourth Quarter and Fiscal 2013 Results

DELAWARE, Ohio (Dec. 10, 2013) – Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, today announced results for its fourth quarter and fiscal year ended Oct. 31, 2013.

•	Net sales increased 5 percent versus fourth quarter 2012 due to higher volumes and higher selling prices.

•	Non-cash long-lived asset impairment charges of $28.2 million are included in special items.

•	Timberland gains of $17.5 million are included in special items.

•	EBITDA[1] was $131.1 million for the fourth quarter 2013 and $485.7 million for fiscal year 2013. EBITDA before special items was $145.3 million for the fourth quarter 2013 and $509.1 million for fiscal year 2013. Net income attributable to Greif, Inc. was $36.8 million for the fourth quarter 2013 and $147.3 million for fiscal year 2013.

•	Diluted Class A earnings per share attributable to Greif, Inc. for the fourth quarter 2013 of $0.63 included the ($0.13) per share impact from special items and diluted Class A earnings per share attributable to Greif, Inc. for fiscal year 2013 of $2.52 included the ($0.23) per share impact from special items.

	Three months ended		Twelve months ended
	Oct. 31,		Oct. 31,
(Dollars in millions, except per share amounts)	2013	2012[2]	2013	2012[2]
Selected financial highlights
Net sales	$1,126.2	$1,075.6	$4,353.4	$4,269.5
Operating profit	95.0	64.1	339.6	282.8
Operating profit before special items	109.2	77.9	361.7	327.0
EBITDA[1]	131.1	96.2	485.7	430.1
EBITDA before special items	145.3	110.0	509.1	474.3
Cash provided by operating activities	131.6	139.1	250.3	473.3
Net income attributable to Greif, Inc.	36.8	25.8	147.3	122.4
Diluted Class A earnings per share attributable to Greif, Inc.	$0.63	$0.44	$2.52	$2.10
Special items included in the amounts above
Restructuring charges	$(3.4)	$(10.5)	$(8.8)	$(33.4)
Acquisition-related costs	(0.1)	(3.2)	(0.8)	(8.2)
Debt extinguishment charges	—	—	(1.3)	—
Timberland gains	17.5	—	17.5	—
Non-cash asset impairment charges	(28.2)	(0.1)	(30.0)	(2.6)

Total special items	(14.2)	(13.8)	(23.4)	(44.2)

Total special items, net of tax	(8.0)	(11.1)	(14.0)	(30.1)

Impact of total special items, net of tax, on diluted Class A earnings per share attributable to Greif, Inc.	(0.13)	(0.20)	(0.23)	(0.51)

	Oct. 31, 2013	Oct. 31, 2012[2]
Working capital[3]	$292.3	$187.8
Net working capital[3]	214.2	96.3
Long-term debt	1,207.2	1,175.3
Net debt[4]	1,203.2	1,184.9

[1]	EBITDA is defined as net income plus interest expense, net, plus income tax expense less equity earnings of unconsolidated subsidiaries, net of tax plus depreciation, depletion and amortization.
[2]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.
[3]	Working capital represents current assets less current liabilities. Net working capital represents working capital less cash and cash equivalents.
[4]	Net debt represents long-term debt plus the current portion of long-term debt plus short-term borrowings less cash and cash equivalents.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

David B. Fischer, president and chief executive officer, said, “I am proud of the strong operating performance delivered by our management team during a challenging year. Our fourth quarter 2013 results included solid improvement in net sales driven by increased volumes and higher selling prices, the highest gross profit margin in three years and improved EBITDA, despite a weak agriculture season in several key geographies. The slow-motion global economic recovery led to fourth quarter volume improvements in EMEA, Asia Pacific and Latin America compared to a year ago. We are committed to strengthening our performance and a comprehensive review of the entire business portfolio is underway with particular emphasis on geographies and assets that are consistently achieving unacceptable results. During fiscal 2014 we will take actions to improve our businesses and position them for sustainable, profitable growth.”

Consolidated Results

Net sales were $1,126.2 million for the fourth quarter of 2013 compared with $1,075.6 million for the fourth quarter of 2012. The 4.7 percent increase in net sales was primarily due to the impact of a 3.7 percent increase in selling prices coupled with a 1.4 percent increase in volumes, partially offset by a negative 0.4 percent impact from foreign currency translation. Selling prices for paper packaging products were higher due to the realization of two containerboard price increases since the third quarter of 2012. Selling prices for rigid industrial packaging products increased modestly due primarily to the pass-through of higher raw material costs to customers.

Gross profit increased 16.1 percent to $226.0 million for the fourth quarter of 2013 from $194.6 million for the fourth quarter of 2012. Improvements in the Paper Packaging, Rigid Industrial Packaging & Services and Land Management segments were partially offset by a small decline in the Flexible Products & Services segment. Gross profit increased to 20.1 percent of net sales for the fourth quarter of 2013 from 18.1 percent of net sales for the fourth quarter of 2012.

SG&A expenses decreased slightly to $116.4 million for the fourth quarter of 2013 from $121.1 million for the fourth quarter of 2012. The 3.9 percent decrease was primarily due to higher performance-based incentive costs in the fourth quarter of the prior year partially offset by higher salary and benefit costs in the fourth quarter of 2013. Included in SG&A expenses are acquisition-related costs, which were $0.1 million for the fourth quarter of 2013 compared with $3.2 million for the fourth quarter 2012. SG&A expenses were 10.3 percent of net sales for the fourth quarter of 2013 compared with 11.3 percent of net sales for the fourth quarter of 2012.

Restructuring charges were $3.4 million for the fourth quarter of 2013 and were primarily related to consolidation of operations in the Rigid Industrial Packaging & Services segment in Europe and North America. For the fourth quarter of 2012, restructuring charges of $10.5 million were primarily related to the consolidation of operations in the Flexible Products & Services segment and rationalization of operations and contingency actions in the Rigid Industrial Packaging & Services segment.

In the fourth quarter of 2013, the company concluded its annual long-lived asset impairment testing according to ASC 360 – Property, Plant & Equipment. The company identified and recorded $28.2 million of non-cash asset impairment charges primarily related to long-lived assets in the Rigid Industrial Packaging & Services and the Flexible Products & Services segments. There were asset impairment charges of $0.1 million in the fourth quarter of 2012.

Operating profit was $95.0 million for the fourth quarter of 2013 versus $64.1 million for the fourth quarter of 2012. The $30.9 million increase consisted of a $16.6 million increase in Land Management, a $14.5 million increase in Paper Packaging, an $11.5 million increase in Rigid Industrial Packaging & Services and an $11.7 million decrease in Flexible Products & Services. Total special items included in operating profit for the fourth quarter of 2013 were $14.2 million of net charges compared to $13.8 million of net charges for the fourth quarter of 2012. Operating profit before special items was $109.2 million for the fourth quarter of 2013 compared with $77.9 million for the fourth quarter of 2012 with the $31.3 million or 40.2 percent increase due to higher volumes and improved gross profit margin.

Other expense, net, was $2.9 million for the fourth quarter of 2013 versus $6.8 million for the fourth quarter of 2012. The $3.9 million decrease from the fourth quarter of 2012 was primarily due to larger foreign currency losses in the fourth quarter of 2012.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

EBITDA was $131.1 million for the fourth quarter of 2013 compared with $96.2 million for the fourth quarter of 2012. The $34.9 million increase was primarily due to higher volumes, improved gross profit margin and lower other expenses. EBITDA before special items was $145.3 million for the fourth quarter of 2013 versus $110.0 million for the fourth quarter of 2012. The $35.3 million or 32.1 percent increase was due to the same factors that impacted EBITDA.

Cash provided by operating activities was $131.6 million for the fourth quarter of 2013 compared with cash provided by operating activities of $139.1 million for the same period in 2012. The decrease was primarily due to higher cash tax payments in the quarter partially offset by higher net income before non-cash asset impairment charges. Free cash flow5 was $69.3 million for the fourth quarter of 2013 compared with free cash flow5 of $98.4 million for the fourth quarter of 2012. The decrease was due to lower cash provided by operating activities and higher capital expenditures and timberland purchases in the fourth quarter of 2013 compared with the fourth quarter of 2012.

Interest expense, net, was $21.6 million for the fourth quarter of 2013 compared with $21.8 million for the fourth quarter of 2012. The slight decrease is a result of lower average interest rates due to refinancing activities in certain countries offset by higher average debt outstanding partially resulting from a fourth quarter of 2013 deferred purchase price payment on a 2011 acquisition. Administrative costs of $0.4 million associated with establishing a new, larger accounts receivable securitization facility in North America were included in interest expense, net during the fourth quarter of 2013.

Income tax expense was $38.9 million and $6.6 million for the fourth quarters of 2013 and 2012, respectively. Income tax expense for the fiscal year 2013 was $97.6 million compared with $58.8 million for fiscal year 2012. The company’s annual effective tax rate was 40.0 percent for 2013 compared with 31.7 percent for 2012. The higher 2013 effective tax rate reflects the impact of non-deductible non-cash long-lived asset impairment charges of $11.0 million against pre-tax income. The 2013 effective tax rate, excluding the impact of the non-cash long-lived asset impairment charges, would have been 38.3 percent and reflects a shift in global earnings mix to countries with higher tax rates, plus additional discrete tax adjustments. Cash tax payments for fiscal 2013 totaled $74.0 million.

Net income attributable to Greif, Inc. was $36.8 million, or $0.63 per diluted Class A share and $0.94 per diluted Class B share, for the fourth quarter of 2013 versus net income attributable to Greif, Inc. of $25.8 million, or $0.44 per diluted Class A share and $0.66 per diluted Class B share, for the fourth quarter of 2012.

Segment Results

Rigid Industrial Packaging & Services

Net sales were $782.1 million for the fourth quarter of 2013 compared with $764.0 million for the fourth quarter of 2012. Sales volumes increased 1.8 percent and selling prices increased 1.4 percent primarily from the pass-through of higher resin and containerboard costs to customers and changes in product mix. Sales for the fourth quarter of 2013 were adversely affected by the shortened agriculture seasons in North America, Europe, Middle East and North Africa. Economic conditions showed signs of further stabilization during the quarter, especially in Europe and Asia.

Gross profit increased 13.1 percent to $149.4 million for the fourth quarter of 2013 compared with $132.1 million for the fourth quarter of 2012. Gross profit margin increased to 19.1 percent for the fourth quarter of 2013 from 17.3 percent for the fourth quarter of 2012. The increase was due to higher selling prices from the pass-through of generally higher raw material costs to customers, the impact of changes in product mix and improved performance in Latin America in the fourth quarter of 2013.

Operating profit was $49.6 million for the fourth quarter of 2013 versus $38.1 million for the fourth quarter of 2012. The $11.5 million increase was due to improved volumes, higher gross profit margin and lower restructuring charges and acquisition-related costs partially offset by non-cash asset impairment charges. Operating profit before special items was $69.8 million for the fourth quarter of 2013 compared with $47.2 million for the fourth quarter of 2012. The $22.6 million or 47.9 percent increase was due to improved volumes and higher gross profit margin.

Restructuring charges for the fourth quarter of 2013 were $3.5 million compared with $5.8 million for the same period in 2012 which were mostly related to consolidation of operations in Europe and North America for both years. There were $0.1 million and $3.2 million of acquisition-related costs for the fourth quarters of 2013 and 2012, respectively.

During the fourth quarter of 2013, the company concluded its annual long-lived asset impairment testing and recorded $16.6 million of non-cash asset impairment charges related to underperforming assets primarily in the EMEA and Latin America regions. Asset impairment charges in the fourth quarter of 2012 were $0.1 million.

EBITDA was $74.3 million for the fourth quarter of 2013 compared with $56.5 million for the fourth quarter of 2012 due to the same factors that impacted the increase in operating profit. EBITDA before special items was $94.5 million for the fourth quarter of 2013 compared with $65.6 million for the fourth quarter of 2012. The $28.9 million or 44.1 percent increase was due to improved volumes, higher gross profit margin and lower other expense, primarily foreign currency losses. Depreciation, depletion and amortization expense was $26.5 million for the fourth quarter of 2013 compared with $26.6 million for the same period in 2012.

[5]	Free cash flow is defined as net cash provided by operating activities less capital expenditures and timberland purchases.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

Flexible Products & Services

Net sales were $114.4 million for the fourth quarter of 2013 compared with $114.9 million for the fourth quarter of 2012. Volumes decreased 1.3 percent due primarily to lower multiwall volumes in the United States principally due to the shortened agriculture season and to lower polywoven volumes in the Middle East. Selling prices declined slightly due primarily to changes in product mix. The impact of foreign currency translation was a positive 1.0 percent compared with the fourth quarter of 2012.

Gross profit was $20.3 million and $20.4 million for the fourth quarters of 2013 and 2012, respectively. Gross profit margin was 17.8 percent for the fourth quarters of 2013 and 2012.

Operating loss was $14.5 million for the fourth quarter of 2013 including $11.6 million in non-cash long-lived asset impairment charges compared with an operating loss of $2.8 million for the fourth quarter of 2012. Operating loss before special items was $3.0 million for the fourth quarter of 2013 versus operating profit of $1.9 million for the fourth quarter of 2012. The $4.9 million decline was due to lower volumes and additional costs related to new polywoven facilities including the fabric hub in the Kingdom of Saudi Arabia, a polywoven bag facility in Morocco and a shipping sack line in North America. In addition, SG&A expenses increased due to additional bad debt expenses and other accruals during the fourth quarter of 2013.

Restructuring charges for the fourth quarter of 2013 were immaterial compared with $4.7 million for the fourth quarter of 2012 related to the rationalization of manufacturing in Europe and Asia. There were no acquisition-related costs for the fourth quarters of 2013 and 2012.

During the fourth quarter of 2013, the company concluded its annual long-lived asset impairment testing and identified and recorded $11.6 million of non-cash asset impairment charges principally related to the fabric hub compared with no asset impairment charges in the fourth quarter of 2013.

EBITDA was negative $11.6 million and positive $2.6 million for the fourth quarters of 2013 and 2012, respectively, due to the same factors that impacted the segment’s operating profit. EBITDA before special items was negative $0.1 million for the fourth quarter of 2013 versus positive $7.3 million for the fourth quarter of 2012. The $7.4 million decrease was due to lower volumes, the additional costs related to new facilities, higher SG&A expenses and higher other expenses, primarily foreign exchange losses. Depreciation, depletion and amortization expense was $4.0 million and $3.3 million for the fourth quarters of 2013 and 2012, respectively.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

Paper Packaging

Record net sales were $222.4 million for the fourth quarter of 2013 compared with $189.6 million for the fourth quarter of 2012. Selling prices increased 15.6 percent due to implementation of two containerboard price increases since the third quarter of 2012 and volume improved by 1.7 percent from the fourth quarter of 2012 to the fourth quarter of 2013.

Gross profit increased 36.7 percent to $53.3 million for the fourth quarter of 2013 versus $39.0 million for the fourth quarter of 2012. Gross profit margin increased to 24.0 percent for the fourth quarter of 2013 from 20.6 percent for the fourth quarter of 2012. This increase was primarily due to higher selling prices and relatively stable input costs.

Operating profit and operating profit before special items increased 57.5 percent to a record $39.7 million for the fourth quarter of 2013 from $25.2 million for the fourth quarter of 2012 due to higher selling prices, higher volumes and relatively stable input costs.

EBITDA and EBITDA before special items increased to $47.3 million for the fourth quarter of 2013 compared with $32.7 million for the fourth quarter of 2012 due to the same factors that impacted the segment’s operating profit. Depreciation, depletion and amortization expense was $7.6 million and $8.2 million for the fourth quarters of 2013 and 2012, respectively.

Land Management

Net sales were $7.3 million for the fourth quarter of 2013 compared with $7.1 million for the fourth quarter of 2012. The 2.8 percent increase was due to generally higher selling prices and higher volumes for timber.

Operating profit increased to $20.2 million for the fourth quarter of 2013 from $3.6 million for the fourth quarter of 2012 primarily due to a $17.5 million timberland gain on the disposal of the first phase of timberland under an approximately $90 million multi-phase sales contract. The company anticipates closing four additional phases of this contract over the next several quarters. Operating profit before special items was $2.7 million for the fourth quarter of 2013 compared with $3.6 million for the fourth quarter of 2012. The $0.9 million decrease was primarily due to higher SG&A expenses. Special use property disposals included in operating profit were $0.7 million for the fourth quarter of 2013 versus $1.0 million for the fourth quarter of 2012.

EBITDA was $21.1 million and $4.4 million for the fourth quarters of 2013 and 2012, respectively. This increase was due to the same factors that impacted the segment’s operating profit. EBITDA before special items was $3.6 million for the fourth quarter of 2013 compared with $4.4 million for the fourth quarter of 2012. The $0.8 million decrease was due to higher SG&A expenses in the fourth quarter of 2013. Depreciation, depletion and amortization expense was $0.9 million and $0.8 million for the fourth quarters of 2013 and 2012, respectively.

Other Financial Information

Long-term debt was $1,207.2 million at Oct. 31, 2013 compared with $1,175.3 million at Oct. 31, 2012. During the fourth quarter of 2013, long-term debt decreased $33.6 million from July 31, 2013.

Capital expenditures were $53.8 million for the fourth quarter of 2013 compared with $40.4 million for the same period last year. There were $8.5 million in timberland purchases for the fourth quarter of 2013 compared with $0.3 million for the fourth quarter of 2012. Depreciation, depletion and amortization expense was $39.0 million and $38.9 million for the fourth quarters of fiscal 2013 and 2012, respectively.

On Dec. 9, 2013, the Board of Directors declared quarterly cash dividends of $0.42 per share of Class A Common Stock and $0.62 per share of Class B Common Stock. These dividends are payable on Jan. 1, 2014, to stockholders of record at close of business on Dec. 20, 2013.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

Company Outlook

Continuation of gradual global economic recovery in key markets is anticipated during fiscal 2014 resulting in moderate sales volume improvement and slightly higher raw material costs. The company will continue to focus on consolidation opportunities that are expected to involve higher restructuring charges in select geographies that have not participated thus far in the economic recovery. We will drive further efficiency improvements led by the Greif Business System. Results for the Paper Packaging segment in 2014 are expected to be near the record 2013 performance. Based on these factors, fiscal 2014 EBITDA is expected to be between $490 million to $540 million which equates to Class A earnings per share of approximately $2.60 to $3.15 and excludes approximately $20 million or $0.20 per Class A share for timberland gains.

Conference Call

The company will host a conference call to discuss the fourth quarter of 2013 results on Dec. 10, 2013, at 3 p.m. Eastern Time (ET). To participate, domestic callers should call 877-485-3107 and ask for the Greif conference call. The number for international callers is +1 201-689-8427. Phone lines will open at 2:50 p.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at www.greif.com in the Investor Center/Conference Calls. A replay of the conference call will be available on the company’s website approximately one hour following the call.

About Greif

Greif is a world leader in industrial packaging products and services. The company produces steel, plastic, fibre, flexible, corrugated and multiwall containers and containerboard, and provides reconditioning, blending, filling and packaging services for a wide range of industries. Greif also manages timber properties in North America. The company is strategically positioned in more than 50 countries to serve global as well as regional customers. Additional information is on the company’s website at www.greif.com.

Forward-Looking Statements

All statements, other than statements of historical facts, included in this news release, including without limitation statements regarding our future financial position, business strategy, budgets, projected costs, goals and plans and objectives of management for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof or variations thereon or similar terminology. All forward-looking statements made in this news release are based on information currently available to management. Although we believe that the expectations reflected in forward-looking statements have a reasonable basis, we can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) the current and future challenging global economy may adversely affect our business; (ii) historically, our business has been sensitive to changes in general economic or business conditions; (iii) our operations are subject to currency exchange and political risks that could adversely affect our results of operations; (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure; (v) we operate in highly competitive industries; (vi) our business is sensitive to changes in industry demands; (vii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs; (viii) we may encounter difficulties arising from acquisitions; (ix) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful; (x) tax legislation initiatives or challenges to our tax positions may adversely impact our results or condition; (xi) several operations are conducted by joint ventures that we cannot operate solely for our benefit; (xii) our ability to attract, develop and retain talented employees, managers and executives is critical to our success; (xiii) our business may be adversely impacted by work stoppages and other labor relations matters; (xiv) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage; (xv) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems; (xvi) legislation/regulation related to climate change, environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance; (xvii) product liability claims and other legal proceedings could adversely affect our operations and financial performance; (xviii) we may incur fines or penalties, damage to reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws; (xix) changing climate conditions may adversely affect our operations and financial performance; and (xx) the frequency and volume of our timber and timberland sales will impact our financial performance. Changes in business results may impact our book tax rates. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those projected, see “Risk Factors” in Part I, Item 1A of our Form 10-K for the year ended Oct. 31, 2012 and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(Dollars and shares in millions, except per share amounts)

	Three months ended Oct. 31,		Twelve months ended Oct. 31,
	2013	2012[6]	2013	2012[6]
Net sales	$1,126.2	$1,075.6	$4,353.4	$4,269.5
Cost of products sold	900.2	881.0	3,520.8	3,489.9

Gross profit	226.0	194.6	832.6	779.6
Selling, general and administrative expenses	116.4	121.1	477.3	468.4
Restructuring charges	3.4	10.5	8.8	33.4
Timberland gains	(17.5)	—	(17.5)	—
Long lived asset impairment charges	28.2	0.1	30.0	2.6
(Gain) loss on disposal of properties, plants and equipment, net	0.5	(1.2)	(5.6)	(7.6)

Operating profit	95.0	64.1	339.6	282.8
Interest expense, net	21.6	21.8	83.8	89.9
Debt extinguishment charges	—	—	1.3	—
Other expense, net	2.9	6.8	10.8	7.5

Income before income tax expense and equity earnings of unconsolidated affiliates, net	70.5	35.5	243.7	185.4
Income tax expense	38.9	6.6	97.6	58.8
Equity earnings of unconsolidated affiliates, net of tax	1.4	—	2.9	1.3

Net income	33.0	28.9	149.0	127.9
Net loss (income) attributable to noncontrolling interests	3.8	(3.1)	(1.7)	(5.5)

Net income attributable to Greif, Inc.	$36.8	$25.8	$147.3	$122.4

Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.63	$0.44	$2.52	$2.10
Class B Common Stock	$0.94	$0.66	$3.77	$3.14
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.63	$0.44	$2.52	$2.10
Class B Common Stock	$0.94	$0.66	$3.77	$3.14
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.5	25.3	25.4	25.2
Class B Common Stock	22.1	22.1	22.1	22.1
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.5	25.4	25.4	25.2
Class B Common Stock	22.1	22.1	22.1	22.1

[6]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(Dollars in millions)

	Oct. 31, 2013	Oct. 31, 2012[7]
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$78.1	$91.5
Trade accounts receivable	481.9	453.8
Inventories	375.3	373.5
Current portion related party notes receivable	2.8	2.5
Other current assets	155.9	133.8

	1,094.0	1,055.1

LONG-TERM ASSETS
Goodwill	1,003.5	976.1
Intangible assets	180.8	198.6
Related party note receivable	12.6	15.7
Assets held by special purpose entities	50.9	50.9
Other long-term assets	142.1	131.9

	1,389.9	1,373.2

PROPERTIES, PLANTS AND EQUIPMENT, NET	1,398.3	1,425.1

	$3,882.2	$3,853.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$431.3	$466.1
Short-term borrowings	64.1	76.1
Current portion of long-term debt	10.0	25.0
Other current liabilities	296.3	300.1

	801.7	867.3

LONG-TERM LIABILITIES
Long-term debt	1,207.2	1,175.3
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	432.0	456.7

	1,682.5	1,675.3

SHAREHOLDERS’ EQUITY	1,398.0	1,310.8

	$3,882.2	$3,853.4

[7]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

(Dollars in millions)

	Three months ended		Twelve months ended
	Oct. 31,		Oct. 31,
	2013	2012[8]	2013	2012[8]
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$33.0	$28.9	149.0	$127.9
Depreciation, depletion and amortization	39.0	38.9	156.9	154.8
Long-lived asset impairments	29.4	5.0	34.0	12.9
Other non-cash adjustments to net income	(14.1)	34.8	(16.2)	8.4
Increase (decrease) in cash from changes in certain assets and liabilities and other	44.3	31.5	(73.4)	169.3

Net cash provided by operating activities	131.6	139.1	250.3	473.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of properties, plants, equipment and timber properties	(62.3)	(40.7)	(145.4)	(169.7)
Issuance of notes receivable to related party	0.6	0.9	3.2	2.0
Other	29.5	4.7	41.5	13.9

Net cash used in investing activities	(32.2)	(35.1)	(100.7)	(153.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on debt, net	(46.5)	(83.1)	(12.9)	(245.9)
Payment of deferred purchase price related to acquisitions	(46.6)	—	(46.6)	(14.3)
Dividends paid	(24.7)	(24.5)	(98.3)	(97.7)
Other	0.1	1.1	(2.1)	5.7

Net cash used in financing activities	(117.7)	(106.5)	(159.9)	(352.2)

EFFECTS OF EXCHANGE RATES ON CASH	1.5	2.5	(3.1)	(3.1)
Net decrease in cash and cash equivalents	(16.8)	—	(13.4)	(35.8)
Cash and cash equivalents at beginning of the period	94.9	91.5	91.5	127.3

Cash and cash equivalents at end of the period	78.1	$91.5	78.1	$91.5

[8]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

FINANCIAL HIGHLIGHTS BY SEGMENT

UNAUDITED

(Dollars in millions)

	Three months ended Oct. 31,		Twelve months ended Oct. 31,
	2013	2012[9]	2013	2012[9]
Net sales:
Rigid Industrial Packaging & Services	$782.1	$764.0	$3,062.1	$3,075.6
Flexible Products & Services	114.4	114.9	448.7	453.3
Paper Packaging	222.4	189.6	809.5	713.8
Land Management	7.3	7.1	33.1	26.8

Total net sales	$1,126.2	$1,075.6	$4,353.4	$4,269.5

Operating profit (loss):
Rigid Industrial Packaging & Services	$49.6	$38.1	$196.0	$185.0
Flexible Products & Services	(14.5)	(2.8)	(13.1)	(1.0)
Paper Packaging	39.7	25.2	123.8	83.5
Land Management	20.2	3.6	32.9	15.3

Total operating profit	$95.0	$64.1	$339.6	$282.8

EBITDA[10]:
Rigid Industrial Packaging & Services	$74.3	$56.5	$296.1	$279.5
Flexible Products & Services	(11.6)	2.6	(2.3)	16.9
Paper Packaging	47.3	32.7	154.3	115.1
Land Management	21.1	4.4	37.6	18.6

Total EBITDA	$131.1	$96.2	$485.7	$430.1

[9]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.
[10]	EBITDA is defined as net income plus interest expense, net, plus income tax expense less equity earnings of unconsolidated subsidiaries, net of tax plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result. See the reconciliations on the table of Segment EBITDA.

GREIF, INC. AND SUBSIDIARY COMPANIES

SPECIAL ITEMS BY SEGMENT

UNAUDITED

(Dollars in millions)

	Three months ended Oct. 31,		Twelve months ended Oct. 31,
	2013	2012[11]	2013	2012[11]
Rigid Industrial Packaging & Services
Restructuring charges	$3.5	$5.8	$8.2	$22.0
Acquisition-related costs	0.1	3.2	0.8	7.3
Debt extinguishment charges	—	—	0.9	—
Non-cash asset impairment charges	16.6	0.1	16.8	0.1

Total special Items	20.2	9.1	26.7	29.4
Flexible Products & Services
Restructuring charges	(0.1)	4.7	0.6	11.4
Acquisition-related costs	—	—	—	0.9
Debt extinguishment charges	—	—	0.2	—
Non-cash asset impairment charges	11.6	—	11.6	—

Total special Items	11.5	4.7	12.4	12.3
Paper Packaging
Debt extinguishment charges	—	—	0.2	—
Non-cash asset impairment charges	—	—	1.6	2.5

Total special Items	—	—	1.8	2.5
Land Management
Timberland gains	(17.5)	—	(17.5)	—

Total special items	(17.5)	—	(17.5)	—
Total special Items	$14.2	$13.8	$23.4	$44.2

[11]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

NET WORKING CAPITAL AND NET DEBT

UNAUDITED

(Dollars in millions)

	Oct. 31, 2013	Oct. 31, 2012[12]
Current assets	$1,094.0	$1,055.1
Less: current liabilities	801.7	867.3

Working capital	292.3	187.8
Less: cash and cash equivalents	78.1	91.5

Net working capital	214.2	$96.3

Long-term debt	$1,207.2	$1,175.3
Plus: current portion of long-term debt	10.0	25.0
Plus: short-term borrowings	64.1	76.1
Less: cash and cash equivalents	78.1	91.5

Net debt	$1,203.2	$1,184.9

[12]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED EBITDA13

UNAUDITED

(Dollars in millions)

	Three months ended		Twelve months ended
	Oct. 31,		Oct. 31,
	2013	2012[14]	2013	2012[14]
Net income	$33.0	$28.9	$149.0	$127.9
Plus: interest expense, net	21.6	21.8	83.8	89.9
Plus: income tax expense	38.9	6.6	97.6	58.8
Plus: depreciation, depletion and amortization expense	39.0	38.9	156.9	154.8
Plus: debt extinguishment charges	—	—	1.3	—
Less: equity earnings of unconsolidated affiliates, net of tax	1.4	—	2.9	1.3

EBITDA	$131.1	$96.2	$485.7	$430.1

Net income	$33.0	$28.9	$149.0	$127.9
Plus: interest expense, net	21.6	21.8	83.8	89.9
Plus: income tax expense	38.9	6.6	97.6	58.8
Plus: other expense, net	2.9	6.8	10.8	7.5
Plus: debt extinguishment charges	—	—	1.3	—
Less: equity earnings of unconsolidated affiliates, net of tax	1.4	—	2.9	1.3

Operating profit	95.0	64.1	339.6	282.8
Less: other expense, net	2.9	6.8	10.8	7.5
Plus: depreciation, depletion and amortization expense	39.0	38.9	156.9	154.8

EBITDA	$131.1	$96.2	$485.7	$430.1

[13]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in this table is another method to achieve the same result.
[14]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT EBITDA15

UNAUDITED

(Dollars in millions)

	Three months ended		Twelve months ended
	Oct. 31,		Oct. 31,
	2013	2012[16]	2013	2012[16]
Rigid Industrial Packaging & Services
Operating profit	$49.6	$38.1	$196.0	$185.0
Less: other expense, net	1.8	8.2	6.6	10.7
Plus: depreciation and amortization expense	26.5	26.6	106.7	105.2

EBITDA	$74.3	$56.5	$296.1	$279.5
Flexible Products & Services
Operating loss	$(14.5)	$(2.8)	$(13.1)	$(1.0)
Less: other expense (income), net	1.1	(2.1)	4.4	(3.2)
Plus: depreciation and amortization expense	4.0	3.3	15.2	14.7

EBITDA	$(11.6)	$2.6	$(2.3)	$16.9
Paper Packaging
Operating profit	$39.7	$25.2	$123.8	$83.5
Less: other income (expense), net	—	0.7	(0.2)	—
Plus: depreciation and amortization expense	7.6	8.2	30.3	31.6

EBITDA	$47.3	$32.7	$154.3	$115.1
Land Management
Operating profit	$20.2	$3.6	$32.9	$15.3
Less: other expense, net	—	—	—	—
Plus: depreciation, depletion and amortization expense	0.9	0.8	4.7	3.3

EBITDA	$21.1	$4.4	$37.6	$18.6

Consolidated EBITDA	$131.1	$96.2	$485.7	$430.1

[15]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result.
[16]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

FREE CASH FLOW17

UNAUDITED

(Dollars in millions)

	Three months ended		Twelve months ended
	Oct. 31,		Oct. 31,
	2013	2012[18]	2013	2012[18]
Net cash provided by operating activities	$131.6	$139.1	$250.3	$473.3
Less: Purchases of properties, plants, equipment and timber properties	(62.3)	(40.7)	(145.4)	(169.7)

Free Cash Flow	$69.3	$98.4	$104.9	$303.6

[17]	Free cash flow is defined as net cash provided by operating activities less capital expenditures and timberland purchases.
[18]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

GEOGRAPHIC DATA

UNAUDITED

(Dollars in millions)

	Three months ended		Twelve months ended
	Oct. 31,		Oct. 31,
	2013	2012[19]	2013	2012[19]
Net sales:
North America	$554.5	$514.9	$2,079.1	$1,983.9
Europe, Middle East and Africa	400.0	398.8	1,610.6	1,634.9
Asia Pacific and Latin America	171.7	161.9	663.7	650.7

Total net sales	$1,126.2	$1,075.6	$4,353.4	$4,269.5

Operating profit (loss):
North America	$79.4	$38.7	$239.5	$182.8
Europe, Middle East and Africa	9.6	21.0	84.0	101.1
Asia Pacific and Latin America	6.0	4.4	16.1	(1.1)

Total operating profit	$95.0	$64.1	$339.6	$282.8

Notes:	The North America region includes businesses from Rigid Industrial Packaging & Services, Paper Packaging, Flexible Products & Services and Land Management.

The Europe, Middle East and Africa region includes businesses from Rigid Industrial Packaging & Services and Flexible Products & Services.

The Asia Pacific and Latin America region includes businesses from Rigid Industrial Packaging & Services and Flexible Products & Services.

[19]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT OPERATING PROFIT BEFORE SPECIAL ITEMS

UNAUDITED

(Dollars in millions)

	Three months ended		Twelve months ended
	Oct. 31,		Oct. 31,
	2013	2012[20]	2013	2012[20]
Operating profit (loss):
Rigid Industrial Packaging & Services	$49.6	$38.1	$196.0	$185.0
Flexible Products & Services	(14.5)	(2.8)	(13.1)	(1.0)
Paper Packaging	39.7	25.2	123.8	83.5
Land Management	20.2	3.6	32.9	15.3

Total operating profit	95.0	64.1	339.6	282.8

Restructuring charges:
Rigid Industrial Packaging & Services	3.5	5.8	8.2	22.0
Flexible Products & Services	(0.1)	4.7	0.6	11.4

Total restructuring charges	3.4	10.5	8.8	33.4

Acquisition-related costs:
Rigid Industrial Packaging & Services	0.1	3.2	0.8	7.3
Flexible Products & Services	—	—	—	0.9

Total acquisition-related costs	0.1	3.2	0.8	8.2

Timberland gains:
Land Management	(17.5)	—	(17.5)	—

Total timberland gains	(17.5)	—	(17.5)	—

Non-cash asset impairment charges:
Rigid Industrial Packaging & Services	16.6	0.1	16.8	0.1
Flexible Products & Services	11.6	—	11.6	—
Paper Packaging	—	—	1.6	2.5

Total non-cash asset impairment charges	28.2	0.1	30.0	2.6

Operating profit (loss) before special items[21]:
Rigid Industrial Packaging & Services	69.8	47.2	221.8	214.4
Flexible Products & Services	(3.0)	1.9	(0.9)	11.3
Paper Packaging	39.7	25.2	125.4	86.0
Land Management	2.7	3.6	15.4	15.3

Total operating profit before special items	$109.2	$77.9	$361.7	$327.0

[20]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.
[21]	Operating profit before special items is defined as operating profit plus restructuring charges plus acquisition-related costs less timberland gains plus non-cash asset impairment charges plus non-cash goodwill impairment charges.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT EBITDA BEFORE SPECIAL ITEMS

UNAUDITED

(Dollars in millions)

	Three months ended		Twelve months ended
	Oct. 31,		Oct. 31,
	2013	2012[22]	2013	2012[22]
EBITDA[23]:
Rigid Industrial Packaging & Services	$74.3	$56.5	$296.1	$279.5
Flexible Products & Services	(11.6)	2.6	(2.3)	16.9
Paper Packaging	47.3	32.7	154.3	115.1
Land Management	21.1	4.4	37.6	18.6

Total EBITDA	131.1	96.2	485.7	430.1

Restructuring charges:
Rigid Industrial Packaging & Services	3.5	5.8	8.2	22.0
Flexible Products & Services	(0.1)	4.7	0.6	11.4

Total restructuring charges	3.4	10.5	8.8	33.4

Acquisition-related costs:
Rigid Industrial Packaging & Services	0.1	3.2	0.8	7.3
Flexible Products & Services	—	—	—	0.9

Total acquisition-related costs	0.1	3.2	0.8	8.2

Timberland gains:
Land Management	(17.5)	—	(17.5)	—

Total timberland gains	(17.5)	—	(17.5)	—

Non-cash asset impairment charges:
Rigid Industrial Packaging & Services	16.6	0.1	16.8	0.1
Flexible Products & Services	11.6	—	11.6	—
Paper Packaging	—	—	1.6	2.5

Total non-cash asset impairment charges	28.2	0.1	30.0	2.6

Debt extinguishment charges:
Rigid Industrial Packaging & Services	—	—	0.9	—
Flexible Products & Services	—	—	0.2	—
Paper Packaging	—	—	0.2	—

Total debt extinguishment charges	—	—	1.3	—

EBITDA before special items[24]:
Rigid Industrial Packaging & Services	94.5	65.6	322.8	308.9
Flexible Products & Services	(0.1)	7.3	10.1	29.2
Paper Packaging	47.3	32.7	156.1	117.6
Land Management	3.6	4.4	20.1	18.6

Total EBITDA before special items	$145.3	$110.0	$509.1	$474.3

[22]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.
[23]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result.
[24]	EBITDA before special items is defined as EBITDA plus restructuring charges plus acquisition-related costs less timberland gains plus non-cash asset impairment charges plus non-cash goodwill impairment charges plus debt extinguishment charges.